UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Asset

On December 30, 2005, Hickory Tech Corporation (Nasdaq: HTCO) completed the purchase of Enventis Telecom, Inc. (“Enventis”) from ALLETE, Inc. (NYSE:  ALE), which was originally announced in a November 9, 2005 press release.  Under terms of the agreement, Hickory Tech paid $35.5 million in cash, subject to normal working capital adjustments, for all of the capital stock of Enventis.

Enventis’s Transport Services segment, ETS, provides an extensive SONET based fiber network throughout Minnesota and Western Wisconsin.  Customers include enterprises and carriers. ETS’s network includes 1500 fiber route miles, 4 regional fiber rings, 9 metro fiber rings, 32 fiber community access rings.  Service offerings include:

•                  Transport Services — high bandwidth transport over a SONET network; interconnects with local, regional, national, and global carriers

•                  Local Fiber Access — constructing fiber access to customer premises

•                  Private Line — T1, DS3, OC3, OC12, OC48

•                  Internet Services — high bandwidth links to Tier 1 providers over SONET network

•                  Hosting and Collocation — data centers with environmental controls, backup services, and facility security

•                  IP/MPLS/ATM — IP, ATM and MPLS multi-service transport for voice, video, and data

•                  Ethernet Transport — 10/100/Gigabit Ethernet, local, regional, and metro services

Enventis’s Network Integration Services segment, ENS, provides hardware and professional services for the planning, design, implementation, operational support, and optimization of Cisco Networking and IP Telephony systems.  Some of the attributes of the Cisco Gold Certification are:

•                  The Gold Certified Partner designation offers the highest level of credibility in the marketplace

•                  Many governments and large corporations require Cisco Gold Certification as part of their Requests for Proposal (RFPs)

•                  Gold Certified Partners deliver the highest level of support, and have achieved a measurable level of customer satisfaction

Encompass Unified CommunicationsTM is a key component of the Enventis product portfolio serving the small-to-medium sized business. Encompass is a single vendor-hosted or managed IP communications service including local and long distance voice; business IP Telephony via hosted IP PBX; unified messaging (a single inbox for voicemail, e-mail, and fax), and dedicated Internet access. Encompass leverages voice-over-IP technology, (VoIP or IP telephony) over a private connection, minimizing upfront capital investment and IT management overhead. VoIP enables advanced functionality, voice interoperability with PCs, and scalability.

Enventis, now a wholly owned subsidiary of Hickory Tech, is a Minnesota-based regional provider of integrated fiber network, IP telephony, and data services.  Enventis’s 2004 year-end revenues totaled $43 million and its assets include approximately 75 employees and offices in Plymouth, Duluth, and Rochester, MN, and Sioux Falls, SD.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Financial statements of the business acquired will be filed in an amendment to this report no later than March 18, 2006.

(d)                                 Exhibits.

2.1

Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc., dated as of 9th day of November, 2005. (Incorporated by reference from Hickory Tech Corp. 8-K dated November 9, 2005, File No. 000-13721.)

2.1A	First Amendment to the Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc., dated December 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HICKORY TECH CORPORATION

By:	/s/ John E. Duffy
Name: John E. Duffy
Title: Chief Executive Officer

By:	/s/ David A. Christensen
Name: David A. Christensen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc., dated as of 9th day of November, 2005. (Incorporated by reference from Hickory Tech Corp. 8-K dated November 9, 2005, File No. 000-13721.)

2.1A	First Amendment to the Stock Purchase Agreement by and between Hickory Tech Corporation and Minnesota Power Enterprises, Inc., dated December 30, 2005.